Dreyfus Premier Investment Funds, Inc.
- Dreyfus Global Real Estate Securities Fund

On June 17, 2010, Dreyfus Global Real Estate Securities Fund, a series of Dreyfus Premier Investment Funds, Inc. (the "Fund"), purchased $7,170 of common stock issued by HCP, Inc. (CUSIP No.: 40414L109) (the "Stocks") at a purchase price of $33.00 per share. The Common Stock was purchased from an underwriting syndicate of which BNY Mellon Capital Markets, an affiliate of the Fund's investment adviser, was a member. BNY Mellon Capital Markets received no benefit in connection with the transaction. The following is a list of the syndicate's primary members:

BofA Merrill Lynch
Credit Suisse
Deutsche Bank Securities
HSBC
UBS Investment Bank
Wells Fargo Securities
Sanford C. Bernstein
Macquarie Capital
Sterne Agee
BNP Paribas
RBS
Societe Generale
Cowen and Company
Daiwa Capital Markets
Dowling & Partners Securities, LLC
PNC Capital Markets LLC
Scotia Capital
UCI Capital Markets
The Williams Capital Group, L.P.
BNY Mellon Capital Markets, LLC
COMMERZBANK
Mitsubishi UFJ Securities
Raymond James
Santander Securities
Loop Capital Markets
Blaylock Robert Van, LLC
Cabrera Capital Markets, LLC
Guzman & Company
Siebert Capital Markets

EXHIBIT B

PRE-PURCHASE APPROVAL FORM

PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE

Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: Dreyfus Global Real Estate Securities Fund
2. Anticipated Purchase Date: 6/17/2010
3. Total Net Assets of Account/Fund: $97,037,728.72
4. Type and Description of Security to be Purchased: HCP, common stock
5. Credit Rating of Security (Rating/Rating Agency): ____
6. Name of Underwriting Syndicate Dealer Effecting Transaction: Bof A/ML; UBS; Wells Fargo
7. Name of Affiliated Underwriter in Underwriting Syndicate: BNY Capital Markets
8. Issue Size: 13.5 million shares /$445.5 million
9. CUSIP: 40414L109
10. Amount Purchased by Account/Fund: 7,170
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: 0.053%
12. Amount Purchased as a Percentage of Account/Fund Assets: 0.24%
13. Purchase Price of Securities (if at par, so state): $33.00
14. Commission/Spread Received by Principal Underwriters: $0.79
15. Yield (as applicable): n/a %
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase n/a %
17. The Affiliated Purchase Should be Reported to the BOD of which Entities: The Bank of New York Mellon (Asset Management); BNY Mellon, NA (Wealth Management) ____ ;Other (Describe) ____; Mutual Fund Purchases Only: ____.

1. Was Price paid for all block purchases the same for all participants? (Must be Yes):
2. Was Security Purchased on Offer Date? (Must be Yes):
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes):
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes):
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No):
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes):

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) ☒

This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate*?

- **This purchase will not be designated as a "group sale" (i.e, affiliated underwriter does not receive commissions from the unaffiliated broker/dealer) or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of BNY Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any BNY Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- The underwriting Affiliate indicates that its share of **equity securities does not exceed 5% of the entire offering.**
- The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Per Rule 10f-3, mutual fund purchases of fixed income and equity securities are limited to 25% of the offering.**
- **Note: If transaction pertains to an account governed by ERISA, Exhibit C, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required. Please check box ☐ if Exhibit C is required—if so, please complete and submit.**

LOB Asset Management Unit (Print) Urdang Securities Management, Inc.

AND

LOB Portfolio Manager Name (Print) Dean Frankel Signature [signature] Date 6/18/2010

AND

LOB CIO/COO Name (Print) E.Todd Briddell Signature [signature] Date 6-18-2010

AND

Chief Compliance Officer Name (Print) R. Joseph Law Signature [signature] Date 6/18/2010

To: Kathleen Newman, Phone 412-234-0375 – Corporate Risk Management (151-2225)
Fund Chief Compliance Officer (For Affiliated Mutual Fund Purchases Only)

Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-161721

PROSPECTUS SUPPLEMENT

(To prospectus dated September 4, 2009)

13,500,000 Shares

HCP, Inc.

Common Stock

We are offering 13,500,000 shares of our common stock to the public. Our common stock is traded on the New York Stock Exchange under the symbol "HCP." On June 17, 2010, the last reported sale price for our common stock on the New York Stock Exchange was $34.35 per share.

Investing in our common stock involves risks. See "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2009 and the risks set forth on page 4 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Share		Total	
Public offering price	$	33.00	$	445,500,000
Underwriting discount	$	1.32	$	17,820,000
Proceeds (before expenses) to HCP	$	31.68	$	427,680,000

To the extent the underwriters sell more than 13,500,000 shares of common stock, the underwriters have the option to purchase up to an additional 2,025,000 shares from us.

The underwriters expect to deliver the shares against payment in New York, New York on June 23, 2010.

Joint Book-Running Managers

BofA Merrill Lynch

UBS Investment Bank **Wells Fargo Securities**

Joint Lead Managers

Citi **Credit Agricole CIB** **Credit Suisse**

RBS **Scotia Capital** **Deutsche Bank Securities**

Co-Managers

CSCA **KeyBanc Capital Markets** **SunTrust Robinson Humphrey**
BNY Mellon Capital Markets, LLC **Morgan Keegan & Company, Inc.** **PNC Capital Markets LLC**

The date of this prospectus supplement is June 18, 2010.

The Offering

Common stock offered by HCP	13,500,000 shares
Common stock outstanding after this offering[1]	308,001,433 shares
Use of proceeds	We intend to use the net proceeds from the offering to repay borrowings under our revolving credit facility, with the remainder to be used for general corporate purposes. See "Use of Proceeds."
New York Stock Exchange symbol	HCP

[1] Based on 294,501,433 shares of our common stock outstanding as of June 17, 2010. Does not include:

- 7.5 million shares of common stock issuable upon the exercise of outstanding options;
- 9.2 million shares reserved for future awards under equity incentive plans;
- 5.8 million shares of common stock issuable in exchange for non-managing member units of affiliated entities; and
- up to 2,025,000 shares of common stock that the underwriters have the option to purchase from us.

You should carefully consider the information set forth under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2009 and on page 4 of the accompanying prospectus before deciding to invest in our common stock.

For additional information regarding our common stock, see "Description of the Common Stock."

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC are acting as joint book-running managers and Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Underwriter	Number of shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	3,915,000
UBS Securities LLC	1,552,500
Wells Fargo Securities, LLC	1,552,500
Citigroup Global Markets Inc.	776,250
Credit Agricole Securities (USA) Inc.	776,250
Credit Suisse Securities (USA) LLC	776,250
RBS Securities Inc.	776,250
Scotia Capital (USA) Inc.	776,250
Deutsche Bank Securities Inc.	405,000
CSCA Capital Advisors, LLC	573,750
KeyBanc Capital Markets Inc.	405,000
SunTrust Robinson Humphrey, Inc.	405,000
BNY Mellon Capital Markets, LLC	270,000
Morgan Keegan & Company, Inc.	270,000
PNC Capital Markets LLC	270,000
Total	13,500,000

The underwriters are committed to purchase all the shares of common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

The underwriters propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.79 per share. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to 2,025,000 additional shares of common stock from us to cover sales of shares by the underwriters that exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this over-allotment option. If any shares are purchased with this over-allotment option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares at the price shown on the cover page of this prospectus supplement less the underwriting discount and less any dividends or distributions declared by us and paid or payable on the shares initially purchased by the

Dreyfus Premier Investment Funds, Inc.
- Dreyfus Large Cap Value Fund

On August 3, 2010, Dreyfus Premier Investment Funds, Inc. - Dreyfus Large Cap Value Fund (the "Fund"), purchased $281,820 of Metlife -CUSIP No.: 59156R108 (the "Common Stock") at a purchase price of $42 a share. The Common Stocks were purchased from an underwriting syndicate of which BNY Mellon Capital Markets, an affiliate of the Fund's investment adviser, was a member. BNY Mellon Capital Markets received no benefit in connection with the transaction. The following is a list of the syndicate's primary members:

BofA Merrill Lynch
Credit Suisse
Deutsche Bank Securities
HSBC
UBS Investment Bank
Wells Fargo Securities
Sanford C. Bernstein
Macquarie Capital
Sterne Agee
BNP Paribas
RBS
Societe Generale
Cowen and Company
Daiwa Capital Markets
Dowling & Partners Securities, LLC
PNC Capital Markets LLC
Scotia Capital
UCI Capital Markets
The Williams Capital Group, L.P.
BNY Mellon Capital Markets, LLC
COMMERZBANK
Mitsubishi UFJ Securities
Raymond James
Santander Securities
Loop Capital Markets
Blaylock Robert Van, LLC
Cabrera Capital Markets, LLC
Guzman & Company
Siebert Capital Markets
Ramirex & Co., Inc.

PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3

1. Account/Fund Name: Dreyfus Large Cap Value Fund
2. Anticipated Purchase Date: 8/3/10
3. Total Net Assets of Account/Fund: $ 90,151,143.64
4. Type and Description of Security to be Purchased: Metlife (MET)
5. Credit Rating of Security (Rating/Rating Agency): n/a
6. Name of Underwriting Syndicate Dealer Effecting Transaction: Deutsche Bank Securities
7. Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital Markets
8. Issue Size: 3,150,000,000
9. CUSIP: 59156R108
10. Amount Purchased by Account/Fund: $281,820
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: 0.000%
12. Amount Purchased as a Percentage of Account/Fund Assets: 0.313%
13. Purchase Price of Securities (if at par, so state): $42
14. Commission/Spread Received by Principal Underwriters: 22.275
15. Yield (as applicable): n/a
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase n/a
17. The Affiliated Purchase Should be Reported to the BOD of which Entities: Dreyfus, x ;

Mutual Fund Purchases Only:
1. Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes
2. Was Security Purchased on Offer Date? (Must be Yes): Yes
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): Yes
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): Yes

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) X

This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate*?

- **This purchase will not be designated as a "group sale" or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- The underwriting Affiliate indicates that its share of **equity securities does not exceed 5% of the entire offering.**
- The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Rule 10f-3 permits only a 25% of purchase issue of a fixed income asset portfolio.**
- **Note: If transaction pertains to an account governed by ERISA, Exhibit E, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required. Please check box x if Exhibit E is required—if so, please complete and submit.**

LOB Asset Management Unit (Print) **The Boston Company Asset Management, LLC**

AND
LOB Portfolio Manager Name (Print): Brian Ferguson Signature: Brian C Ferguson Date: 10/12/10

AND
LOB/CIO/COO Name (Print): John Truschel Signature: John Truschel Date: 10/12/10

AND
Chief Compliance Officer Name (Print): Jennifer Cassedy Signature: Jennifer Cassedy Date: 10/12/10

Table of Contents

Filed pursuant to Rule 424(b)(5)
Registration No. 333-147180

Prospectus Supplement
(To Prospectus Dated November 6, 2007)

75,000,000 Shares

MetLife

Common Stock

MetLife, Inc. is offering 75,000,000 shares of its common stock, par value $0.01 per share (the "*common stock*").

The common stock is listed on the New York Stock Exchange under the symbol "MET." On July 30, 2010, the last reported sales price of the common stock on the New York Stock Exchange was $42.06 per share.

Following this offering, it is anticipated that MetLife, Inc. will offer, by means of one or more separate prospectus supplements, senior notes in an aggregate principal amount of $3.1 billion (the "*additional offerings*"). This offering of common stock is not conditioned on the completion of the additional offerings. There can be no assurance that the additional offerings will be completed.

See "Risk Factors" beginning on page S-21 of this prospectus supplement to read about important factors you should consider before buying shares of the common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$42.00	$3,150,000,000
Underwriting discounts and commissions	$ 1.08	$ 81,000,000
Proceeds, before expenses, to MetLife, Inc.	$40.92	$3,069,000,000

To the extent that the underwriters sell more than 75,000,000 shares of common stock, the underwriters have the option to purchase up to an additional 11,250,000 shares from MetLife, Inc., solely to cover over-allotments, if any, at the public offering price, less the underwriting discounts and commissions.

The underwriters expect to deliver the shares of common stock against payment therefor in New York, New York on August 6, 2010.

Joint Book-Running Managers

BofA Merrill Lynch Credit Suisse Deutsche Bank Securities HSBC UBS Investment Bank Wells Fargo Securities

Sanford C. Bernstein **Macquarie Capital** **Sterne Agee**